FUND PARTICIPATION AGREEMENT

This Agreement dated as of the 5th day of February, 2008 is made by and among Nationwide Financial Services, Inc. on behalf of its subsidiary life insurance companies listed on Exhibit A (collectively, “Nationwide”) and the current and any future Nationwide separate accounts as applicable (“Variable Accounts”), Delaware Management Company, a series of Delaware Management Business Trust (“DMC”), which serves as adviser and Delaware Distributors, L.P. (“DDLP”), which serves as distributor (together the “Company”) to the mutual funds (the “Funds”) listed on Exhibit B.

RECITALS

WHEREAS, Nationwide is engaged in developing and offering variable annuity and variable life insurance products (collectively “Variable Products ”) through its Variable Accounts; and

WHEREAS, Nationwide also provides administrative and/or recordkeeping services for the Variable Products and in all other respects provides operational support in connection with the offering and maintenance of the Variable Products; and

WHEREAS, Nationwide and the Company mutually desire the inclusion of the Funds as investment options in the Variable Products; and

WHEREAS, the Variable Products allow for the allocation of net amounts received by Nationwide and the Variable Accounts to the Company for investment in shares of the Funds; and

WHEREAS, selection of investment options is made by contract owners of the Variable Products and such contract owners may reallocate their investments among the investment options in accordance with the terms of the Variable Products; and

NOW THEREFORE, Nationwide and the Company, in consideration of the undertaking described herein, agree that the Funds will be available as investment options in the Variable Products offered by Nationwide, subject to the following:

REPRESENTATIONS

REPRESENTATIONS BY NATIONWIDE

Nationwide Financial Services, Inc. represents that it is a holding company duly organized and in good standing under applicable state law.  Nationwide represents that its life insurance companies have been duly organized and are in good standing under applicable state law.

Nationwide represents that its life insurance company subsidiaries have validly established all separate accounts under applicable state law. Each Variable Account is or will be registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940 (“1940 Act”), unless exempt from registration based on Section 3(c) 1 or 3(c) 7 of the 1940 Act, or any other applicable exemption.

Nationwide represents that it will amend the registration statements under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act for the Variable Products from time to time as required to effect the continuous offering of the Variable Products, unless otherwise exempt.  Nationwide will also seek to have the Variable Products approved by state insurance authorities in jurisdictions where those annuity contract or life insurance policies will be offered.

Nationwide represents that the annuity contracts and/or life insurance policies are designed to be treated as annuity contracts and/or life insurance policies under the appropriate provisions of the Internal Revenue Code of 1986, as Amended (the “Code”).  Nationwide shall make every effort to maintain such treatment, and will promptly notify the Company upon having a reasonable basis for believing that such annuity contracts or life insurance policies have ceased to be so treated or that they might not be so treated in the future.

Nationwide represents that it will conduct its activities hereunder in material conformity with all applicable federal and state laws or regulations.

REPRESENTATIONS BY THE COMPANY

Each Fund represents that it is duly organized and validly existing under applicable state law.  Each Fund represents that its shares are duly authorized for issuance in accordance with applicable law, that the Fund is registered as an open-end management investment company under the 1940 Act, and the Fund will maintain its registration as an investment company under the 1940 Act.

Each Fund shall take all such actions as are necessary to permit the sale of its shares to the Variable Accounts, including registering its shares sold to the Variable Accounts under the 1933 Act.  Each Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  Each Fund will register and qualify its shares for sale in all states, where applicable, and will promptly notify Nationwide if any shares are not qualified in a particular state.

Each Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Code, and that it shall make every effort to maintain such qualification.  Each Fund shall promptly notify Nationwide upon having a reasonable basis for believing that it has ceased to so qualify, or that it may not qualify as such in the future.

The Funds represent that any insurance Funds utilized in the Variable Products currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that such Funds will make every effort to maintain the Funds’ compliance with such diversification requirements, unless the Funds are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in each Fund’s prospectus.  The Funds will notify Nationwide promptly upon having a reasonable basis for believing any Fund has ceased to comply.  The Funds shall make every effort to remedy any failure to comply with Section 817(h) within the time frame set forth by Section 817(h).

 DDLP, as the distributor of the Funds represents that it (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, (ii) is a member in good standing of the Financial Industry Regulation Authority (“FINRA”), (iii) serves as principal underwriter/distributor of the Funds, and (iv) will perform its obligations for each Fund in accordance with any applicable state and federal securities laws.

DMC, as the adviser of the Funds represents that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for each Fund in accordance with any applicable state and federal securities laws.

TRADING

Subject to the terms and conditions of this Agreement, Nationwide shall be appointed to, and agrees to act, as a limited agent of the Company for the sole purpose of receiving instructions from duly authorized parties for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day.  A "Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information.  Except as particularly stated in this paragraph, Nationwide shall have no authority to act on behalf of the Company or to incur any cost or liability on its behalf.  Both parties agree to follow any written guidelines or standards relating to the sale or distribution of the shares as may be provided in the provisions outlined in Exhibit C, as well as to follow any applicable federal and/or state securities laws, rules or regulations.

VOTING

For so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for Variable Products, Nationwide shall distribute all proxy material furnished by the Company (provided that such material is received by Nationwide or its designated agent at least 10 Business Days prior to the date scheduled for mailing to contract owners) and shall vote Fund shares in accordance with instructions received from the contract owners who have interests in such Fund shares.  Nationwide shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the contract owners, provided that such proportional voting is not prohibited by a contract owner’s qualified retirement plan document, if applicable.  Nationwide and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NATIONWIDE

Nationwide agrees to provide the Company, upon written request, any reports indicating the number of contract or policy owners having interests in the Variable Products corresponding to a Variable Account's acquisition of Fund shares and such other information (including books and records) that the Company may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY THE COMPANY

Nationwide may access their account activity via the internet using the DST Vision system, or other mutually agreed upon system.  If Nationwide is unable to access the DST Vision system or other mutually agreed upon system, then within ten (10) Business Days after the end of each calendar month, the Company shall provide Nationwide, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

The Company shall promptly provide Nationwide with a reasonable quantity (in light of the number of existing contract or policy owners) of the Funds’ prospectuses, Statements of Additional Information and any supplements thereto, and semi-annual and annual reports.

EXPENSES

All expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide. Likewise, all expenses incident to the performance by the Funds under this Agreement shall be paid by the Company and/or the Funds.

Nationwide is responsible for the expenses of the cost of registration of the Variable Products, unless otherwise exempt and the costs of having the Variable Products approved by state insurance authorities in the applicable jurisdictions.

The Company and/or the Funds are responsible for the expenses of the cost of registration of the Funds’ shares, or preparation of the Funds’ prospectuses, statements of additional information, proxy materials, reports and the preparation of other related statements and notices required by law (“Fund Materials”) for distribution in reasonable quantities to contract owners except as otherwise mutually agreed upon by the parties to the Agreement.

Nationwide is responsible for distributing Fund prospectuses and semi-annual and annual reports to its existing contract owners.  For Nationwide’s annual mailing to contract owners of Variable Product prospectuses and Fund prospectuses and its mailing of semi-annual and annual reports, the Company will provide updated Fund prospectuses and semi-annual and annual reports for mailing to contract owners, or if a combined printing is done by Nationwide, the Company will pay the lesser of:

(a)	The cost to print individual fund prospectuses and semi-annual and annual reports; or
(b)	The Company's portion of the total printing costs if Nationwide does not use individual prospectuses and semi-annual and annual reports, but reprints such documents in another format; or
(c)
The Company’s portion of the total reproduction costs if Nationwide does not use individual printed prospectuses and semi-annual and annual reports, but reproduces such documents in another allowable and appropriate medium (i.e. CD Rom or computer diskette) which is mutually agreed upon by both Nationwide and the Company and subject to reasonable costs.

FUND SUBSTITUTION
Should the removal of a Fund from a Variable Product be desired by the parties, the parties agree to provide reasonable advance notice of their election to remove a Fund.  The Company acknowledges that Nationwide may need to seek the approval of the Securities and Exchange Commission ("SEC") under Section 26 (c) of the 1940 Act for any fund substitution.

MIXED AND SHARED FUNDING

The Company represents that it has or will obtain a mixed and shared funding order on behalf of the VIP Funds and any other investment company or portfolio that is designed to fund insurance products and for which DMC may serve in the future as investment adviser, issued by the SEC under Section 6(c) of the 1940 Act.  As set forth in the Notice of the Company's application for the mixed and shared funding order, Nationwide agrees to report any potential or existing conflicts promptly to the Board of Trustees of the Fund (the “Board”), and in particular whenever voting instructions of contract owners are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application.  Nationwide agrees to carry out such responsibilities with a view to the interests of existing contract owners.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to contract owner investments in the Fund, the Board shall give prompt notice to all Insurance Companies participating in the Fund (“Participating Companies”).  If the Board determines that Nationwide is responsible for causing or creating said conflict, Nationwide shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict.  Such necessary action may include, but shall not be limited to:

(a)
Withdrawing the assets allocable to the Variable Account from the Fund and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners; and/or

(b) Establishing a new separate account.

If a material irreconcilable conflict arises as a result of a decision by Nationwide to disregard contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all contract owners having an interest in the Fund, Nationwide may be required, at the Board's election, to withdraw the Variable Account's investment in the Fund.

For the purpose of this Section, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Variable Product. Nationwide shall not be required by this Section to establish a new funding medium for any Variable Product if an offer to do so has been declined by vote of a majority of the contract owners materially adversely affected by the irreconcilable material conflict.

PRIVACY AND CONFIDENTIALITY

For purposes of this Section, “Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder, and each party agrees not to use, disclose or distribute to others any such information except as necessary to perform the terms of this Agreement and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

For purposes of this Section and the next, “Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties.  Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the Receiving Party or by no violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the Disclosing Party; (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement.  Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement and it will maintain the other party’s Customer and Confidential Information with reasonable care, which shall not be less than the degree of care it would use for its own such information.

In the event Confidential Information includes Customer Information, the Customer Information clause controls.

SECURITY

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information (in electronic and paper format) that are in accordance with reasonable policies in these regards, and provide reasonably appropriate safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement.

ANTI-MONEY LAUNDERING

Nationwide agrees that companies listed in Exhibit A will comply with the USA PATRIOT Act as applicable and effective.  Further, the Company agrees that it will comply with the USA PATRIOT Act as applicable and effective.

INDEMNIFICATION

Nationwide agrees to indemnify and hold harmless the Company and Funds, and its officers, directors, employees, agents, affiliated persons, subsidiaries  and each person, if any, who controls the Company and/or Funds within the meaning of the Investment Company Act of 1940 (collectively, the “Indemnified Parties” for purposes of this Section) against any losses, claims, expenses, damages, liabilities (including amounts paid in settlement thereof) and/or litigation expenses (including reasonable legal and other expenses)  (collectively the “Losses”), to which the Indemnified Parties may become subject to when such Losses result from a breach by Nationwide of a material provision of this Agreement.  Nationwide will reimburse any reasonable legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Nationwide shall not be liable for indemnification hereunder if such Losses are attributable to the bad faith, negligence, willful misfeasance or misconduct of the Company or Fund in performing its obligations under this Agreement.  Nationwide further agrees to indemnify and hold harmless the Indemnified Parties related to the Variable Products (issued by Nationwide) that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in the registration statement, prospectus, or supplement for the Variable Products.  Notwithstanding the foregoing, this agreement to indemnify the Indemnified Parties shall not apply if such statement is based on information furnished to Nationwide by or on behalf of the Company or the Funds.

The Company and Funds agree to indemnify and hold harmless Nationwide and its officers, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls Nationwide within the meaning of the Investment Company Act of 1940 (collectively, the “Indemnified Parties” for purposes of Section) against any Losses, to which the Indemnified Parties may become subject to when such Losses result from a breach by the Company and/or Funds of a material provision of this Agreement.  The Company and/or Funds will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses.  The Company and Funds shall not be liable for indemnification hereunder if such Losses are attributable to the bad faith, negligence, willful misfeasance or misconduct of Nationwide in performing its obligations under this Agreement.  The Company and Funds further agree to indemnify and hold harmless the Indemnified Parties related to the acquisition of the Funds’ shares that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in the registration statement, prospectus, or supplement for the Funds.  Notwithstanding the foregoing, this agreement to indemnify the Indemnified Parties shall not apply if such statement is based on information furnished to the Company or the Funds by or on behalf of Nationwide.

Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party, in writing, of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section.  In the event that such an action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the State of Ohio.

This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

TERMINATION

This Agreement shall terminate as to the availability of shares of a Fund (if specified) or all the Funds:

(1)	at the option of Nationwide or the Company upon at least 90 days advance written notice to the other;

(2)
at any time upon the Company's election, if the Company determines that liquidation of the Funds is in the best interest of the Funds or their beneficial owners.  Reasonable advance notice of election to liquidate shall be provided to Nationwide in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(3)
at the option of Nationwide, if Fund shares are not reasonably available to meet the requirements of the Variable Products as determined by Nationwide.  Reasonable advance notice of election to terminate (and time to cure) shall be furnished by Nationwide;

(4)
upon a decision by Nationwide, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for the Variable Products for which the Fund shares have been selected to serve as the underlying investment medium.  Nationwide shall give at least 60 days written notice to the Fund of any proposal to substitute Fund shares;

(5)
if the applicable annuity contracts and life insurance policies are not treated as annuity contracts or life insurance policies by applicable regulatory entities or under applicable rules and regulations;

(6)	if the Variable Accounts are not deemed “segregated asset accounts” by the applicable regulatory entities or under applicable rules and regulations;

(7)
at the option of Nationwide or the Company, upon institution of relevant formal proceedings against either  Nationwide or the Company or the Funds by FINRA, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(8)	upon assignment of this Agreement unless such assignment is made with the written consent of each party and in accordance with applicable law;

(9)
in the event Fund shares or the Variable Products are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of the Variable Products issued or to be issued by Nationwide.  Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur;

(10)
At the option of Nationwide, if Nationwide shall determine, in its sole judgment reasonably exercised in good faith, that the Fund or the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of Nationwide.  Nationwide shall notify the Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Funds or Company and any other changes in circumstances since the giving of such notice, such determination of Nationwide shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

(11)
At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that Nationwide has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Funds or the Company.  The Company shall notify Nationwide in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Nationwide and any other changes in circumstances since the giving of such notice, such determination of the Funds shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination.

Notwithstanding any of the foregoing provisions of this section ("Termination"), this Agreement and all related agreements shall remain in force and in effect for so long as allocations to any or all of the Variable Accounts remain invested in Fund shares.

NOTICE

Each notice required by this Agreement shall be given in writing and delivered by U.S. first class mail, overnight courier, or facsimile (with a paper copy provided via U.S. mail), in each case prepaid and addressed, to:

Nationwide Financial Services, Inc.
One Nationwide Plaza 1-09-V3
Columbus, Ohio 43215
Attention:  Associate General Counsel
Fax Number:

With a Copy to:
Nationwide Financial
One Nationwide Plaza, 1-12-04
Columbus, Ohio 43215
Attention:

Delaware Management Company
One Commerce Square
2005 Market Street
Philadelphia, PA  19103
Attention:

and

Delaware Distributors
One Commerce Square
2005 Market Street
Philadelphia, PA  19103
Attention:

Any party may change its address by notifying the other party(ies) in writing.  Notices will be deemed given upon dispatch.

ENTIRE AGREEMENT

This Agreement, together with all contemporaneous exhibits, sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supercedes any and all prior discussions, representations, and understandings, whether written or oral, between the parties related to the subject of this Agreement.

ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties or as expressly contemplated by this Agreement.

WAIVER OF AGREEMENT

No term or provision of this Agreement may be waived or modified unless done so in writing and signed by the party against whom such waiver or modification is sought to be enforced.  Either party’s failure to insist at any time on strict compliance with this Agreement or with any of the terms under this Agreement or any continued course of such conduct on its part will in no event constitute or be considered a waiver by such party of any of its rights or privileges.

ENFORCEABILITY

If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

REMEDIES NOT EXCLUSIVE

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

TRADEMARKS

Except to the extent required by applicable law, no party shall use any other party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such party.

SURVIVABILITY

Sections “Representations,” “Privacy/Confidentiality,”  “Indemnification,” and “Trademarks” hereof shall survive termination of this Agreement.  In addition, all provisions of this Agreement shall survive termination of this Agreement in the event that any Variable Accounts are invested in a Fund at the time the termination becomes effective and shall survive for so long as such Variable Accounts remain so invested.

NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

FORCE MAJEURE

No party to this Agreement will be responsible for delays resulting from acts beyond the reasonable control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder as soon as practicable as soon as such causes are avoided, rectified or removed.

AMENDMENTS TO THIS AGREEMENT

This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.  Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

_________________________________
By:
Name:
Title:

DELAWARE MANAGEMENT COMPANY
a Series of Delaware Management Business Trust

By:_______________________________________________
Name:
Title:

DELAWARE DISTRIBUTORS, L.P.

By:_______________________________________________
Name
Title:

Exhibit A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Nationwide Life Insurance Company of America
Nationwide Life and Annuity Company of America

EXHIBIT B

FUNDS

All current and future funds available for sale through the Variable Products, including but not limited to any funds listed below.

FUNDS

Delaware VIP Balanced Series
Delaware VIP Capital Reserves Series
Delaware VIP Cash Reserve Series
Delaware VIP Diversified Income Series
Delaware VIP Emerging Markets Series
Delaware VIP Growth Opportunities Series
Delaware VIP High Yield Series
Delaware VIP International Value Equity Series
Delaware VIP REIT Series
Delaware VIP Select Growth Series
Delaware VIP Trend Series
Delaware VIP U.S. Growth Series
Delaware VIP Value Series

EXHIBIT C

FUND/SERV PROCESSING PROCEDURES
AND
MANUAL PROCESSING PROCEDURES

The purchase, redemption and settlement of shares of a Fund (“Shares”) will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures below and the rules and procedures of the National Securities Clearing Corporation (“NSCC”) shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by Nationwide.  In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, the Manual Processing Procedures below will apply.

It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 (the “1940 Act”) and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission (SEC Staff), receipt by Nationwide of any Instructions from the contract owner prior to the Close of Trade on any Business Day shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such Business Day, except as provided in 4(c) of  the Manual Processing Procedures. Each Instruction shall be deemed to be accompanied by a representation by Nationwide that it has received proper authorization from each contract owner whose purchase, redemption, account transfer or exchange transaction is effected as a result of such Instruction.

Fund/SERV-DCCS Processing Procedures

1.
On each business day that the New York Stock Exchange (the “Exchange”) is open for business on which the Funds determine their net asset values ("Business Day"), the Company shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, account transfers and registration instructions from Nationwide electronically through Fund/SERV ("Instructions”) without supporting documentation from the contract owner.  On each Business Day, the Company shall accept for processing any Instructions from Nationwide and shall process such Instructions in a timely manner.

2.
Company shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC.  Company shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Company that would affect its duties and obligations pursuant to this Agreement.

3.	Confirmed trades and any other information provided by the Company to Nationwide through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

4.
Trade information provided by Nationwide to the Company through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC.  All Instructions by Nationwide regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

5.
For each Fund/SERV transaction, Nationwide shall provide the Funds and the Company with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Nationwide hereby certifies is and shall remain true and correct.  Nationwide shall maintain documents required by the Funds to effect Fund/SERV transactions.  Nationwide certifies that all Instructions delivered to Company on any Business Day shall have been received by Nationwide from the contract owner by the close of trading (generally 4:00 p.m. Eastern Time (“ET”)) on the Exchange (the "Close of Trading") on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Company on the next Business Day.

If Nationwide or the Company is unable to access the NSCC Fund/SERV-DCCS automated system, then the following Manual Processing Procedures shall be followed:

Manual Processing Procedures

1.
On each Business Day, Nationwide may receive Instructions from the contract owner for the purchase or redemption of shares of the Funds based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day.  Instructions in good order received by Nationwide prior to the close of trading on any given Business Day (generally, 4:00 p.m. ET (the “Trade Date”) and transmitted to the Company by no later than 8:30 a.m. ET the Business Day following the Trade Date (“Trade Date plus One” or “T+1”), will be executed at the NAV (“Share Price”) of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2.
By no later than 6:30 p.m. ET on each Trade Date (“Price Communication Time”), the Company will use its best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.

3.
As noted in Paragraph 1 above, by 8:30 a.m. ET on T+1 (“Instruction Cutoff Time”) and after Nationwide has processed all approved transactions, Nationwide will transmit to the Company via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Nationwide and the Company, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Funds’ daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.

(a)
It is understood by the parties that all Instructions from the contract owner shall be received and processed by Nationwide in accordance with its standard transaction processing procedures.  Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all contract owner transactions involving the Funds and shall make or cause to be made such records available upon reasonable request for examination by the Funds or its designated representative or, by appropriate governmental authorities.  Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

(b)	Following the completion of the transmission of any Instructions by Nationwide to the Company by the Instruction Cutoff Time, Nationwide will verify that the Instruction was received by the Company.

(c)
In the event that an Instruction transmitted by Nationwide on any Business Day is not received by the Company by the Instruction Cutoff Time, due to mechanical difficulties or for any other reason beyond Nationwide’s reasonable control, the Company will use its best efforts to treat such Instruction as if it had been received by the Instruction Cutoff Time, provided that Nationwide retransmits such Instruction by facsimile transmission to the Company and such Instruction is received by the Company’s financial control representative no later than 8:30 a.m. ET on T+1.  In addition, Nationwide will use its best efforts to place a phone call to a financial control representative of the Company prior to 12:00 p.m. noon ET on T+1 to advise the Company that a facsimile transmission concerning the Instruction is being sent.

(d)	With respect to all Instructions, the Company’s financial control representative will manually adjust a Fund’s records for the Trade Date to reflect any Instructions sent by Nationwide.

(e)
By no later than 4:00 p.m. on T+1, and based on the information transmitted to the Company pursuant to Paragraph 3(c) above, Nationwide will use its best efforts to verify that all Instructions provided to the Company on T+1 were accurately received and that the trades for each Account were accurately completed and Nationwide will use its best efforts to notify Company of any discrepancies.

4.
As set forth below, upon the timely receipt from Nationwide of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.

(a)
Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1.  Settlements will be through net Federal Wire transfers to an account designated by a Fund.  In the case of Instructions which constitute a net purchase order, settlement shall occur by Nationwide initiating a wire transfer by 1:00 p.m. ET on T+1 to the custodian for the Fund for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to the Company to cover such net purchase order.  In the case of Instructions which constitute a net redemption order, settlement shall occur by the Company causing the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire by 1:00 p.m. ET on T+1, provided that the Fund reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law.  Settlements shall be in U.S. dollars.

(b)
Nationwide (and its Variable Accounts) shall be designated as record owner of each account (“Record Owner”) and Company shall provide Nationwide with all written confirmations required under federal and state securities laws.

(c)
On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions.  Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open.  The original T+1 Settlement Date will not apply.  Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Instruction settles.

(d)
Nationwide shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly advise the Company in writing of any discrepancies between such information.  The Company and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

Adjustments

In the event of any error or delay with respect to both the Fund/SERV Processing Procedures and the Manual Processing Procedures outlined in Exhibit C herein:  (i) which is caused by the Funds or the Company, the Company shall make any adjustments on the Funds’ accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the contract owner and Nationwide, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Nationwide,  the Company shall make any adjustment on the Funds’ accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Nationwide for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other indirect damages.  In the event of any such adjustments on the Funds’ accounting system, Nationwide shall make the corresponding adjustments on its internal record-keeping system.  In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay.  All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.